                                                                      Exhibit 99



                     SECOND AMENDMENT TO CREDIT AGREEMENT


                          dated as of January 9, 1997


                                     among


                           VINTAGE PETROLEUM, INC.,
                               as the Borrower,


                                      and


                               BANK OF MONTREAL,
               acting through certain U.S. branches or agencies,
                         as the Agent for the Lenders


                                      and


                   CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                as the Lenders

                     SECOND AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of January 9, 1997 (as may be amended, restated, supplemented or otherwise modified from time to time, this "Second Amendment"), is among VINTAGE PETROLEUM, INC., a Delaware
      ----------------
corporation (the "Borrower"), the various financial institutions as are or may
                  --------
become parties hereto (collectively, the "Lenders"), and BANK OF MONTREAL,
                                          -------
acting through certain of its U.S. branches or agencies ("Bank of Montreal"), as
                                                          ----------------
agent (the "Agent") for the Lenders.
            -----

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Borrower and Bank of Montreal (in its capacity as Agent and as Lender) have heretofore entered into that certain Credit Agreement, dated as of August 29, 1996, as amended (as amended, the "Credit Agreement"); and
                                              ----------------

     WHEREAS, the Borrower, the Agent and the Lenders now intend to amend the Credit Agreement in certain respects.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, each of the Borrower, the Agent and the Lenders agree as follows:

     SECTION 1.  Defined Terms.  Terms defined in the Credit Agreement are used
                 -------------
in this Second Amendment with the same meaning, unless otherwise indicated.

     SECTION 2.  Amendment to Credit Agreement.
                 -----------------------------

     A. Section 7.2.2 is hereby amended by adding the following clause (r) at the end of such Section before the period:

     "; and (r) Indebtedness of the Borrower in an aggregate outstanding amount not to exceed $150,000,000 in the aggregate, plus premium and interest to be issued on or before March 31, 1997; provided such Indebtedness is
                                            --------
     subordinated, upon terms satisfactory to the Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations".

     B. Section 7.2.11 is hereby amended (i) by replacing the reference to "clause (b) of Section 7.2.2" with "clauses (b) or (r) of Section 7.2.2" and
 ----------    -------------        -----------    ---    -------------
(ii) by replacing each reference to "clause (p) of Section 7.2.2" with "clauses
                                     ----------    -------------        -------
(p) or (r) of Section 7.2.2".
---    ---    -------------

     SECTION 3.  The Borrowing Base.  As of the date of the issuance of the
                 ------------------
subordinated Indebtedness referred to in Section 7.2.2(r), (i) the U.S. Borrowing Base shall be $225,000,000, (ii) the Argentina Borrowing Base shall be $45,000,000, and (iii) the Aggregate Borrowing Base shall be $270,000,000; provided that the U.S. Borrowing Base and the Aggregate Borrowing Base
--------
established pursuant to the foregoing (i) and (iii) shall each be reduced as of the issuance of such subordinated Indebtedness by an amount equal to the amount, if any, by which the principal amount of such subordinated Indebtedness is in excess of $100,000,000.

     SECTION 4.  Reaffirmation of Credit Agreement.  This Second Amendment shall
                 ---------------------------------
be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 5.  Severability.  Any provision of this Second Amendment, the
                 ------------
Credit Agreement as amended by this Second Amendment or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Second Amendment, the Credit Agreement as amended by this Second Amendment or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 6.  Headings.  The various headings of this Second Amendment are
                 --------
inserted for convenience only and shall not affect the meaning or interpretation of this Second Amendment or any provisions hereof or thereof.

     SECTION 7.  Execution in Counterparts, Effectiveness, etc.  This Second
                 ----------------------------------------------
Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the different parties on different counterparts and be deemed to be an original and all of which shall constitute together but one and the same Second Amendment.

     SECTION 8.  Governing Law; Entire Agreement.  THIS SECOND AMENDMENT SHALL
                 -------------------------------
BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Second Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

     THIS WRITTEN SECOND AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     SECTION 9.  Successors and Assigns.  This Second Amendment shall be binding
                 ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) the Borrower may not assign
                        --------  -------
or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and (ii) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11 of the Credit
                                           -------------
Agreement.

     SECTION 10.    Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                    -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS SECOND AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF

CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS SECOND AMENDMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.  Waiver of Jury Trial.  THE AGENT, THE LENDERS AND THE
                  --------------------
BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS SECOND AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS SECOND AMENDMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, the requisite parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written and shall be effective as of such date.


                             VINTAGE PETROLEUM, INC.,
                             as Borrower


                             By:  /s/ William C. Barnes
                                -----------------------------------------------
                               William C. Barnes,
                               Executive Vice President and
                               Chief Financial Officer

                             BANK OF MONTREAL
                               acting through its U.S. branches
                               and agencies, including initially
                               its Chicago, Illinois branch,
                               as Agent


                             By:   /s/ Michael P. Stuckey
                                -----------------------------------------------
                             Name:   Michael P. Stuckey
                             Title:  Managing Director, U.S. Corporate Banking

                             LENDERS
                             -------

                             BANK OF MONTREAL, as Lender


                             By:   /s/ Michael P. Stuckey
                                -----------------------------------------------
                             Name:   Michael P. Stuckey
                             Title:  Managing Director, U.S. Corporate Banking

                             THE CHASE MANHATTAN BANK,
                             as Lender and Lead Manager


                             By:   /s/ Ronald Potter
                                -----------------------------------------------
                             Name:   Ronald Potter
                             Title:  Managing Director

                             NATIONSBANK OF TEXAS, N.A.,
                             as Lender and Lead Manager


                             By:   /s/ Denise Ashford Smith
                                -----------------------------------------------
                             Name:   Denise Ashford Smith
                             Title:  SVP

                             SOCIETE GENERALE, SOUTHWEST AGENCY,
                             as Lender and Lead Manager


                             By:   /s/ Richard A. Erbert
                                -----------------------------------------------
                             Name:   Richard A. Erbert
                             Title:  Vice President

                             MELLON BANK, N.A.,
                             as Lender


                             By:   /s/ Marc Cuenod, Jr.
                                -----------------------------------------------
                             Name:   Marc Cuenod, Jr.
                             Title:  First Vice President

                             ABN AMRO BANK, N.V.,
                             as Lender


                             By:   /s/ Mike Oakes
                                -----------------------------------------------
                             Name:   Mike Oakes
                             Title:  Vice President

                             By:   /s/ N. Gene Shiels
                                -----------------------------------------------
                             Name:   N. Gene Shiels
                             Title:  Vice President

                             BANK OF OKLAHOMA,
                             NATIONAL ASSOCIATION
                             as Lender


                             By:   /s/ Michael M. Coats
                                -----------------------------------------------
                             Name:   Michael M. Coats
                             Title:  Vice President

                             BANQUE PARIBAS,
                             as Lender


                             By:  /s/  Barton D. Schouest
                                -----------------------------------------------
                             Name:   Barton D. Schouest
                             Title:  Group Vice President

                             By:   /s/ Brian Malone
                                -----------------------------------------------
                             Name:   Brian Malone
                             Title:  Vice President

                             THE FIRST NATIONAL BANK OF CHICAGO,
                             as Lender


                             By:   /s/ Dixon Schultz
                                -----------------------------------------------
                             Name:   Dixon Schultz
                             Title:  Vice President

                             UNION BANK OF CALIFORNIA,
                             as Lender


                             By:   /s/ Katie Murray
                                -----------------------------------------------
                             Name:   Katie Murray
                             Title:  Vice President